EXHIBIT 10.3

SERVICEMASTER GLOBAL HOLDINGS, INC.

SECOND AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT

Dated as of June 26, 2014

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Table of Contents
(continued)

		Page

6.14	Headings	20
6.15	Entire Agreement	20
6.16	Governing Law	20
6.17	Consent to Jurisdiction	21
6.18	Waiver of Jury Trial	21
6.19	Enforcement	21
6.20	Counterparts; Facsimile Signatures	21

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SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, dated as of June 26, 2014, among (i) ServiceMaster Global Holdings, Inc., a Delaware corporation (the “Company”), (ii) each CD&R Investor, (iii) each StepStone Investor, (iv) each other Stockholder listed on the signature pages hereof and (v) any other Stockholder that may become a party to this Agreement after the date and pursuant to the terms hereof.  Capitalized terms used herein without definition shall have the meanings set forth in Section 5.1.

W I T N E S S E T H:

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of March 18, 2007, between the Company, CDRSVM Acquisition Co., Inc., a Delaware corporation, and The ServiceMaster Company, LLC, a Delaware limited liability company formerly known as The ServiceMaster Company, a Delaware corporation (“ServiceMaster”), the Company agreed to acquire, on the terms and subject to the conditions set forth in such agreement, all of the outstanding shares of capital stock of ServiceMaster via the merger of an indirect subsidiary of the Company with and into ServiceMaster (such transaction, the “Merger”);

WHEREAS, the Company, certain of the Initial Investors (referred to in the Original Agreement as a Principal Investor, Committing Investor or Initial Investor, as applicable) and certain former stockholders of the Company previously entered into the ServiceMaster Global Holdings, Inc. Stockholders Agreement, dated as of July 24, 2007 (the “Initial Agreement”), setting forth certain terms regarding the ownership of shares of Equity Securities and the governance of the Company;

WHEREAS, in connection with the consummation of the Merger, the Company issued Equity Securities to certain of the Stockholders, pursuant to subscription agreements between the Company and such Stockholders (each a “Stockholder Subscription Agreement”);

WHEREAS, in order to take account of certain Transfers of Shares, the then-current Stockholders and the Company entered into Amendment No. 1 to Stockholders Agreement, dated as of December 22, 2011, amending certain provisions of the Initial Agreement (the Initial Agreement, as so amended, the “Original Agreement”);

WHEREAS, pursuant to a Separation and Distribution Agreement, dated as of January 14, 2014 (the “Spin-Off Agreement”), by and among the Company, ServiceMaster, TruGreen Holding Corporation, a Delaware corporation (“TruGreen”), and TruGreen Limited Partnership, a Delaware limited partnership, on January 14, 2014, all of the outstanding shares of capital stock of TruGreen were distributed to the stockholders of the Company, including the Stockholders, on a pro rata basis (the “Spin-Off”);

WHEREAS, in connection with the Spin-Off and pursuant to Section 6.8 of the Original Agreement, the Initial Investors amended and restated the Original Agreement in its entirety and replaced it with the ServiceMaster Global Holdings, Inc. Amended and Restated Stockholders Agreement, dated as of January 14, 2014 (the “Amended and Restated Agreement”);

WHEREAS, the Company intends to undertake an underwritten initial public offering (the “IPO”) of Common Stock; and

WHEREAS, in connection with the IPO, and effective as of the date of the listing of the Common Stock on the NYSE in connection with the IPO (the “Listing Date”), pursuant to Section 6.8 of the Amended and Restated Agreement, the Initial Investors and the Company desire to further amend and restate the Amended and Restated Agreement to set forth their respective rights and obligations on and after the Listing Date.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I
REPRESENTATIONS AND WARRANTIES

1.1  CD&R Investors Representations.  Each of the CD&R Investors, severally and not jointly, represents and warrants to the Company that as of January 14, 2014:

(a)     (i) from January 14, 2012 through and including January 14, 2014, there had been no substantive agreement, understanding or arrangement with any potential acquirer regarding a potential acquisition of the Company or substantial negotiations in furtherance of any of the foregoing by such (x) CD&R Investor, any of its Controlled Affiliates, or (y) to the knowledge of such CD&R Investor, by its other Affiliates, any StepStone Investor, StepStone Group, ServiceMaster or the Company, (ii) from January 14, 2012 through and including January 14, 2014, there had been no discussions or other communications regarding any such acquisition referred to in clause (i) by any such CD&R Investor, any of its Controlled Affiliates or, to the knowledge of such CD&R Investor, by its other Affiliates, any StepStone Investor, StepStone Group, ServiceMaster or the Company and (iii) such CD&R Investor had no then-existing plan or intention to sell, exchange, transfer by gift, or otherwise dispose of any of its Equity Securities or other capital stock of the Company after January 14, 2014, except, in each case as specifically contemplated by the Ruling.

(b)     To the best of the knowledge of such CD&R Investor, the Spin-Off was not part of a plan (or series of related transactions) which included a transfer of an interest in any entity that is an Affiliate of CD&R and that holds (directly or indirectly) any Equity Securities or other capital stock of the Company.

1.2  StepStone Investors Representations.  Each of the StepStone Investors, severally and not jointly, represents and warrants to the Company that as of January 14, 2014:

(a)     (i) from January 14, 2012 through and including January 14, 2014, there had been no substantive agreement, understanding or arrangement with any potential acquirer regarding a potential acquisition of the Company or substantial negotiations in furtherance of any of the foregoing (x) by such StepStone Investor or any of its Controlled Affiliates, or (y) to the knowledge of such StepStone Investor, by its other Affiliates, any CD&R Investor, CD&R, ServiceMaster or the Company, (ii) from January 14, 2012 through and including January 14, 2014, there had been no discussions or other communications regarding any such acquisition referred to in clause (i) by any such StepStone Investor, any of its Controlled Affiliates or, to the knowledge of such StepStone Investor, by its other Affiliates, any CD&R Investor, CD&R, ServiceMaster or the Company and (iii) such StepStone Investor had no then-existing plan or intention to sell, exchange, transfer by gift, or otherwise dispose of any of its Equity Securities or other capital stock of the Company after January 14, 2014, except, in each case, as specifically contemplated by the Ruling.

(b)     To the best of the knowledge of such StepStone Investor, the Spin-Off was not part of a plan (or series of related transactions), which included a transfer of an interest in any entity that is an Affiliate of StepStone and that holds (directly or indirectly) any Equity Securities or other capital stock of the Company.

1.3  Ridgemont, JPMorgan, Charlotte Investor and Citigroup Representations.  Each of Ridgemont, JPMorgan, Charlotte Investor and Citigroup, severally and not jointly, represents and warrants to the Company that as of January 14, 2014 it had no then-existing plan or intention to sell, exchange, transfer by gift, or otherwise dispose of any of its Equity Securities or other capital stock of the Company after January 14, 2014.

1.4  Company Representations.  The Company represents and warrants to each of the Initial Investors that as of January 14, 2014 (i) from January 14, 2012 through and including January 14, 2014, there had been no substantive agreement, understanding or arrangement with any potential acquirer regarding a potential acquisition of the Company or substantial negotiations in furtherance of any of the foregoing (x) by the Company, any of its Controlled Affiliates, or (y) to the knowledge of the Company, by its other Affiliates, any CD&R Investor, CD&R, ServiceMaster, any StepStone Investor or StepStone Group, (ii) from January 14, 2012 through and including January 14, 2014, there had been no discussions or other communications regarding any such acquisitions referred to in clause (i) by the Company or any of its Controlled Affiliates or, to the knowledge of the Company, by its other Affiliates, any CD&R Investor, CD&R, any StepStone Investor or StepStone Group and (iii) to the knowledge of the Company, no Stockholder had any then-existing plan or intention to sell, exchange, transfer by gift, or otherwise dispose of any of its Equity Securities or other capital stock of the Company after January 14, 2014, except, in each case, as specifically contemplated by the Ruling.

1.5  Construction.   This Article I is intended to ensure compliance with Section 355(e) of the Code and the regulations promulgated thereunder and shall be interpreted accordingly.

ARTICLE II
GOVERNANCE AND MANAGEMENT OF THE COMPANY

2.1  Board of Directors.

The Company, the CD&R Investors and the StepStone Investors hereby agree as follows:

(a)     Following the Listing Date, CD&R Fund VII shall have the right, but not the obligation, to designate for nomination by the Board as Directors a number of designees equal to:  (i) at least a majority of the total number of Directors comprising the Board at such time as long as the CD&R Investors and their Affiliates collectively beneficially own at least 50% of the outstanding shares of Common Stock; (ii) at least 40% of the total number of Directors comprising the Board at such time as long as the CD&R Investors and their Affiliates collectively beneficially own at least 40% but less than 50% of the outstanding shares of Common Stock; (iii) at least 30% of the total number of Directors comprising the Board at such time as long as the CD&R Investors and their Affiliates collectively beneficially own at least 30% but less than 40% of the outstanding shares of Common Stock; (iv) at least 20% of the total number of Directors comprising the Board at such time as long as the CD&R Investors and their Affiliates collectively beneficially own at least 20% but less than 30% of the outstanding shares of Common Stock; and (v) at least 5% of the total number of Directors comprising the Board at such time as long as the CD&R Investors and their Affiliates collectively beneficially own at least 5% but less than 20% of the outstanding shares of Common Stock.  For purposes of calculating the number of CD&R Designees that CD&R Fund VII is entitled to designate for nomination pursuant to the formula outlined above, any fractional amounts would be rounded to the nearest whole number and the calculation would be made on a pro forma basis after taking into account any increase in the size of the Board.

(b)     Following the Listing Date, for as long as the StepStone Investors and their Affiliates collectively beneficially own at least 5% of the outstanding shares of Common Stock, StepStone shall have the right, but not the obligation, to designate one designee for nomination by the Board as Director.

(c)     If CD&R Fund VII has designated for nomination by the Board less than the total number of designees CD&R Fund VII shall be entitled to designate for nomination pursuant to Section 2.1(a), CD&R Fund VII shall have the right, at any time, to designate for nomination such additional designees to which it is entitled, in which case, the

Company and the Directors shall take all necessary corporation action, to the fullest extent permitted by Applicable Law (including with respect to any fiduciary duties under Delaware law), to (x) enable CD&R Fund VII to designate for nomination and effect the election or appointment of such additional individuals, whether by increasing the size of the Board, or otherwise, and (y) to designate such additional individuals designated for nomination by CD&R Fund VII to fill such newly-created vacancies or to fill any other existing vacancies.  Each such individual whom CD&R Fund VII shall actually designate for nomination pursuant to this Section 2.1 and who is thereafter elected to the Board to serve as a Director shall be referred to herein as a “CD&R Designee.”

(d)     If StepStone has not designated for nomination by the Board the designee StepStone shall be entitled to designate for nomination pursuant to Section 2.1(b), StepStone shall have the right, at any time, to designate for nomination such designee, in which case, the Company and the Directors shall take all necessary corporation action, to the fullest extent permitted by Applicable Law (including with respect to any fiduciary duties under Delaware law), to (x) enable StepStone to designate for nomination and effect the election or appointment of such additional individual, whether by increasing the size of the Board, or otherwise, and (y) to designate such additional individual designated for nomination by StepStone to fill such newly-created vacancy or to fill any other existing vacancies.  Such individual whom StepStone shall actually designate for nomination pursuant to this Section 2.1 and who is thereafter elected to the Board to serve as a Director shall be referred to herein as a “StepStone Designee.”

(e)     If a vacancy is created at any time by the death, retirement or resignation of any Director designated by CD&R Fund VII or StepStone pursuant to this Section 2.1, the remaining Directors and the Company shall, to the fullest extent permitted by Applicable Law (including with respect to any fiduciary duties under Delaware law), cause the vacancy created thereby to be filled by a new designee of CD&R Fund VII or StepStone, as the case may be, as soon as possible, and the Company hereby agrees to take, to the fullest extent permitted by Applicable Law (including with respect to any fiduciary duties under Delaware law), at any time and from time to time, all actions necessary to accomplish the same.

(f)      The Company agrees, to the fullest extent permitted by Applicable Law (including with respect to any fiduciary duties under Delaware law), to include in the slate of nominees recommended by the Board for election at any meeting of stockholders called for the purpose of electing Directors the individuals designated pursuant to this Section 2.1 and to nominate and recommend each such individual to be elected as a Director as provided herein, and to solicit proxies or consents in favor thereof.  The Company is entitled to identify such individual as a Principal Investor Designee pursuant to this Agreement.

(g)     For so long as the CD&R Investors and their Affiliates collectively beneficially own at least 25% of the outstanding shares of Common Stock, a CD&R Designee shall serve as the Chairman of the Board (“Chairman”).

(h)     Insofar as the Company is or becomes subject to requirements under Applicable Law or the regulations of any self-regulatory organization, including the NYSE or such other national securities exchange upon which the Common Stock is listed to which the Company is then subject, relating to the composition of the Board or committees thereof, their respective responsibilities or the qualifications of their respective members, each of the Principal Investors then entitled to designate for nomination members of the Board shall cooperate in good faith to select for nomination their respective designees to the Board under this Section 2.1 so as to permit the Company to comply with all such applicable requirements.

2.2  [Reserved].

2.3  [Reserved].

2.4  Voting Agreement.  Subject to Section 6.1(a), each of the Principal Investors agrees to vote, or act by written consent with respect to, any Voting Securities beneficially owned by such Principal Investor and shall take all other necessary or desirable actions within such Principal Investor’s control (including, but not limited to, attendance at any annual or special meeting of the stockholders of the Company in person or by proxy for purposes of obtaining a quorum), at any annual or special meeting of stockholders of the Company at which Directors are to be elected, or to take all actions by written consent in lieu of any such meeting as are necessary to cause the Principal Investor Designees designated for nomination in accordance with Section 2.1 to be elected to the Board.  Each of the Principal Investors agrees to use its commercially reasonable efforts to cause the election of each such designee to the Board, including nominating such individuals to be elected as members of the Board.  Upon the written request of CD&R Fund VII or StepStone, as applicable, each other Principal Investor shall vote, or act by written consent with respect to, all Voting Securities beneficially owned by such Principal Investor and otherwise take or cause to be taken any and all actions necessary to remove any Director designated by the requesting Principal Investor and to elect any replacement Director designated for nomination as provided in Section 2.1.  No Principal Investor shall take any action to cause the removal of any Director designated by any other Principal Investor unless requested to do so in writing by the Principal Investor that designated such Director.

2.5  [Reserved].

2.6  Information/Access.

(a)     Information.  Upon written request of any Principal Investor, for so long as such Principal Investor, together with the other members of its Principal Investor Group,

owns at least 5% of the outstanding shares of Common Stock, the Company will deliver, or cause to be delivered, to the Principal Investor making such request or its designated Representatives:

(i)    as soon as available, and in any event within 45 days after the end of each fiscal quarter of the Company for the first three fiscal quarters of a fiscal year (commencing with the fiscal quarter ended June 30, 2014), the consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter and the consolidated statements of income, cash flows and changes in stockholders’ equity for such quarter and the portion of the fiscal year then ended of the Company and its Subsidiaries;

(ii)   as soon as available, and in any event within 90 days after the end of each fiscal year of the Company, the consolidated balance sheet of the Company and its subsidiaries as at the end of each such fiscal year and the consolidated statements of income, cash flows and changes in stockholders’ equity for such year of the Company and its Subsidiaries, accompanied by the report of independent certified public accountants of recognized national standing; and

(iii)  to the extent the Company or any of its Subsidiaries is required by Applicable Law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly reports and other periodic reports (without exhibits) pursuant to Section 13 or 15(d) of the Exchange Act, actually prepared by the Company or such Subsidiary as soon as available.

(b)     Access.  The Company shall, and shall cause its Subsidiaries, officers, directors and employees to, (i) afford the officers, employees, auditors and other agents of each Principal Investor, for so long as such Principal Investor, together with the other members of its Principal Investor Group, owns at least 5% of the outstanding shares of Common Stock, during normal business hours and upon reasonable notice, reasonable access at all reasonable times to its officers, employees, auditors, properties, offices, plants and other facilities and to all books and records on a non-disruptive basis and (ii) afford such Principal Investor the opportunity to consult with its officers at least once quarterly within 30 days of the end of such quarter regarding the Company’s and its Subsidiaries’ affairs, finances and accounts as each such Principal Investor may reasonably request upon reasonable notice.  The Company shall also furnish such Principal Investor upon request with such other information with respect to the business and properties of the Company that is necessary for (x) such Principal Investor to comply with its income tax reporting and regulatory requirements and (y) such Principal Investor to prepare its quarterly and annual financial statements in accordance with United States generally accepted accounting principles.

(c)     Additional Information.  Each of the Stockholders agrees that, from the date of this Agreement and for so long as it shall own any Equity Securities, it will furnish the

Company such necessary information and reasonable assistance as the Company may reasonably request in connection with the (x) the transactions contemplated by this Agreement and the Registration Rights Agreement and (y) the preparation and filing of any reports, filings, applications, consents or authorizations with any Governmental Entity under any Applicable Law.

(d)     [Reserved].

ARTICLE III
TRANSFERS/CERTAIN COVENANTS

3.1  Transfer Restrictions.

(a)     Prior to the first anniversary of the consummation of the Spin-Off, no Stockholder shall Transfer any of its Equity Securities pursuant to a Public Offering.

(b)     [Reserved].

(c)     [Reserved].

(d)     Any Transferee that, after the date of this Agreement but prior to the first anniversary of the consummation of the Spin-Off, acquires Equity Securities shall, as a condition precedent to the Transfer of such Equity Securities to such Transferee, (i) become a party to this Agreement by completing and executing a signature page hereto (including the address of such party), (ii) execute all such other agreements or documents as may reasonably be requested by the Company, (iii) ensure with the Stockholder effecting such Transfer that any regulatory authorizations needed in connection with such Transfer are duly obtained and (iv) deliver such signature page and, if applicable, other agreements and documents to the Company at its address specified in Section 6.12.  Such Person shall, upon its satisfaction of such conditions and acquisition of Equity Securities, be a Stockholder for all purposes of this Agreement.

(e)     Any Transfer or attempted Transfer of Equity Securities in violation of any provision of this Agreement shall be void.

(f)      [Reserved].

3.2  [Reserved].

3.3  [Reserved].

3.4  Legend.

(a)     Prior to the first anniversary of the consummation of the Spin-Off, all certificates representing the Equity Securities and all book-entry positions representing

Equity Securities held by each Stockholder shall bear a legend, or include a notation, as appropriate, substantially in the following form:

“THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO A STOCKHOLDERS AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY).  NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED HEREBY MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT AND (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.  THE HOLDER OF THE SECURITIES EVIDENCED HEREBY AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT.”

(b)     Following the first anniversary of the consummation of the Spin-Off, all certificates representing the Equity Securities and all book-entry positions representing Equity Securities held by each Stockholder shall bear a legend, or include a notation, as appropriate, substantially in the following form:

“NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED HEREBY MAY BE MADE EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.  THE HOLDER OF THE SECURITIES EVIDENCED HEREBY AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT.”

(c)     Upon the permitted sale of any Equity Securities pursuant to (i) an effective registration statement under the Securities Act or pursuant to Rule 144 or (ii) another exemption from registration under the Securities Act or upon the termination of this Agreement, any certificates, representing such Equity Securities shall be replaced, at the expense of the Company, with certificates or instruments not bearing the legends required by this Section 3.4 and any book-entry positions representing such Equity Securities shall have the legends required by this Section 3.4 removed, at the expense of the Company; provided that the Company may condition such replacement of any certificates or removal of such legend from any book-entry positions under clause (ii) upon the receipt of an opinion of securities counsel reasonably satisfactory to the Company.

3.5  Covenants of the Stockholders and the Company.

(a)     Stockholders.  Until the date that is one year after the consummation of the Spin-Off, no Stockholder shall, nor shall it permit any of its respective Controlled Affiliates to, engage in any discussions or other communications relating to a Public Offering of its respective Equity Securities (including about timing or process) with any of the Company, TruGreen, any other Stockholder or any underwriter or investment banker; provided that any Stockholder or its Controlled Affiliates may enter into, and engage in discussions and communications with underwriters regarding, customary Lock-up Agreements in connection with any Registered Offering by the Company of newly-issued Voting Securities.  Until the date that is two years after the consummation of the Spin-Off, each Stockholder shall, and shall cause its respective Controlled Affiliates to, provide its reasonable cooperation with the Company in procuring any opinion or supplemental private letter ruling relating to the Spin-Off and the transactions undertaken in connection therewith.

(b)     The Company.  Until the date that is one year after the consummation of the Spin-Off, the Company shall not, nor shall it permit any of its Controlled Affiliates to, engage in any discussions or other communications relating to a Public Offering of Equity Securities held by any Stockholder (including about timing or process) with any Stockholder, TruGreen or any underwriter or investment banker; provided that the Company and its Controlled Affiliates may engage in discussions and communications with underwriters or their Representatives regarding, customary Lock-up Agreements in connection with any Registered Offering by the Company of newly issued Voting Securities.  For the avoidance of doubt, nothing in this Section 3.5 shall prevent the Company from issuing new Common Stock in a Registered Offering.

ARTICLE IV
[RESERVED]

ARTICLE V
DEFINITIONS

5.1  Certain Definitions.

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly Controlling, Controlled by or under common Control with such Person, (ii) any Person directly or indirectly owning or Controlling 10% or more of any class of outstanding voting securities of such Person or (iii) any officer, director, general partner or trustee of any such Person described in clause (i) or (ii) (it being understood and agreed that for purposes of this Agreement (x) each of the CD&R Investors (other than CD&R Fund VII) shall be deemed an Affiliate of CD&R Fund VII and a member of its Principal Investor Group but not of any other Principal Investor Group and (y) each of the StepStone Investors (other than StepStone) shall be deemed an Affiliate of StepStone and a member of its Principal Investor Group but not of any other Principal Investor Group).

“Agreement” means this Stockholders Agreement, as amended from time to time in accordance with Section 6.8.

“Amended and Restated Agreement” has the meaning set forth in the Recitals.

“Applicable Law” means all applicable provisions of (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Entity, (ii) any consents or approvals of any Governmental Entity and (iii) any orders, decisions, injunctions, judgments, awards, decrees of or agreements with any Governmental Entity.

“Board” means the Board of Directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

“CD&R” means Clayton, Dubilier & Rice, LLC.

“CD&R Fund VII” means Clayton, Dubilier & Rice Fund VII, L.P.

“CD&R Designees” has the meaning set forth in Section 2.1(c).

“CD&R Investors” means CD&R Fund VII, Clayton, Dubilier & Rice Fund VII (Co-Investment), L.P., CD&R Parallel Fund VII, L.P., CDR SVM Co-Investor L.P. and CDR SVM Co-Investor No. 2 L.P.

“Chairman” has the meaning set forth in Section 2.1(g).

“Charlotte Investor” means Charlotte Investor IV, L.P.

“Citigroup” means Citigroup Capital Partners II Employee Master Fund, L.P.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Company” has the meaning set forth in the Preamble, and any successor in interest thereto.

“Control”, “Controlled” and “Controlling” means the power to direct the affairs of a Person by reason of ownership of voting securities, by contract or otherwise.

“Director” means any member of the Board.

“Equity Securities” means any and all shares of Common Stock of the Company, securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

“Governmental Entity” means any federal, state, local or foreign court, legislative, executive or regulatory authority or agency.

“Group” has the meaning set forth in Section 13(d)(3) of the Exchange Act.

“Indemnification Agreements” means (i) the Amended and Restated Indemnification Agreement, dated as of November 23, 2009; by and among the Company, ServiceMaster, CD&R and the CD&R Investors; (ii) the Amended and Restated Indemnification Agreement, dated as of March 19, 2010, by and among the Company, ServiceMaster and JPMorgan Chase Funding, Inc.; (iii) the Amended and Restated Indemnification Agreement, dated as of March 19, 2010, among the Company, ServiceMaster, Citigroup Capital Partners II 2007 Citigroup Investment, L.P., Citigroup Capital Partners II Employee Master Fund, L.P., Citigroup Capital Partners II Onshore, L.P., Citigroup Capital Partners II Cayman Holdings, L.P., CPE Co Investment (ServiceMaster) LLC and Citigroup Private Equity LP; and (iv) the Indemnification Agreement, dated as of March 21, 2014, by and among the Company, ServiceMaster and Ridgemont Partners Management, LLC, in each case as amended from time to time in accordance with the terms thereof.

“Information” means all information about the Company or any of its Subsidiaries that is or has been furnished to any Stockholder or any of its Representatives by or on behalf of the Company or any of its Subsidiaries, or any of their respective Representatives, and any other information supplied by the Company, TruGreen, the other Stockholders or their respective Representatives in connection with the Spin-Off (whether written or oral or in electronic or other form and whether prepared by the Company, its Representatives or otherwise), together with all written or electronically stored documentation prepared or developed by such Stockholder or its Representatives based on, containing or otherwise reflecting, in whole or in part, any of such information, including any notes, memoranda, analyses, forecasts, compilations, studies or other data; provided that the term “Information” does not include any information that (x) is or becomes generally available to the public through no action or omission by any Stockholder or its Representatives or (y) is or becomes available to such Stockholder on a non-confidential basis from a source, other than the Company or any of its subsidiaries, or any of their respective Representatives, that to the best of such Stockholder’s knowledge, after reasonable inquiry, is not prohibited from disclosing such portions to such Stockholder by a contractual, legal or fiduciary obligation.

“Initial Agreement” has the meaning set forth in the Recitals.

“Initial Investor” means any Principal Investor and any other Stockholder listed on the signature pages of this Agreement as of the date hereof.

“IPO” has the meaning set forth in the Recitals.

“JPMorgan” means JPMorgan Chase Funding Inc.

“Legal Process” has the meaning set forth in Section 6.2.

“Listing Date” has the meaning set forth in the Recitals.

“Lock-Up Agreement” means an agreement not to effect any public sale or distribution of Equity Securities, including, but not limited to, any sale pursuant to Rule 144 or Rule 144A, or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Equity Securities.

“Merger” has the meaning set forth in the Recitals.

“NYSE” means the New York Stock Exchange.

“Original Agreement” has the meaning set forth in the Recitals.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

“Principal Investor” means each of the CD&R Investors and the StepStone Investors.

“Principal Investor Designees” means the CD&R Designees and the StepStone Designee.

“Principal Investor Group” means, with respect to any Principal Investor, such Principal Investor and its Related Persons.

“Public Offering” means a “public offering” as defined in Treasury Regulations Section 1.355-7(h)(11).

“Registered Offering” means the IPO and any other offering of Common Stock pursuant to a registration statement filed in accordance with the Securities Act.

“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, dated as of June 26, 2014, among the Company and the other parties listed on the signature pages thereto, and as further amended from time to time in accordance with the terms thereof.

“Related Person” means, with respect to any Person, (i) any Person directly or indirectly Controlling, Controlled by or under common Control with such Person and Person or (ii) any investment fund managed by any Person set forth in clause (i).  For avoidance of doubt, (i) each CD&R Investor shall be deemed a Related Person to each other CD&R Investor and CD&R, and (ii) each StepStone Investor shall be deemed a Related Person to each other StepStone Investor and StepStone Group.

“Representatives” means, with respect to any Person, any of such Person’s, or its Affiliates’, directors, officers, employees, general partners, Affiliates, direct or indirect shareholders, members or limited partners, attorneys, accountants, financial and other advisers, and other agents and representatives, including, in the case of any Principal Investor, any Principal Investor Designees of such Principal Investor.

“Ridgemont” means Ridgemont Partners Secondary Fund I, L.P.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule).

“Rule 144A” means Rule 144A under the Securities Act (or any successor rule).

“Ruling” means the federal income tax ruling, and any supplements thereto, issued to ServiceMaster in connection with the Spin-Off, including any supplement thereto.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“ServiceMaster” has the meaning set forth in the Recitals.

“Spin-Off” has the meaning set forth in the Recitals.

“Spin-Off Agreement” has the meaning set forth in the Recitals.

“StepStone” means StepStone Co-Investment (ServiceMaster) LLC.

“StepStone Designee” has the meaning set forth in Section 2.1(d).

“StepStone Group” means StepStone Group LP.

“StepStone Investors” means StepStone, 2007 Co-Investment Portfolio L.P., StepStone Capital Partners II Cayman Holding, L.P. and StepStone Capital Partners II Onshore, L.P.

“Stockholder Subscription Agreement” has the meaning set forth in the Recitals.

“Stockholders” means (i) the Initial Investors and (ii) any other holder of any Equity Securities that becomes a party to this Agreement after the date and pursuant to the terms hereof; provided that any Person shall cease to be a Stockholder if it no longer is the holder of any Equity Securities.

“Subsidiary” means each Person in which a Person owns or Controls, directly or indirectly, capital stock or other equity interests representing more than 50% of the outstanding capital stock or other equity interests.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any shares of Equity Securities owned by a Person or any interest (including to a beneficial interest) in any shares of Equity Securities owned by a Person.

“Transferee” means any Person to whom any Stockholder or any Transferee thereof Transfers Equity Securities of the Company in accordance with the terms hereof.

“TruGreen” has the meaning set forth in the Recitals.

“Voting Securities” means, at any time, shares of any class of Equity Securities of the Company, which are then entitled to vote generally in the election of directors.

5.2  Terms Generally.  The words “hereby”, “herein”, “hereof”, “hereunder” and words of similar import refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which such word appears.  All references herein to Articles and Sections shall be deemed references to Articles and Sections of this Agreement unless the context shall otherwise require.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The definitions given for terms in this Article V and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  References herein to any agreement shall be deemed references to such agreement as it may be amended, restated or otherwise revised from time to time.

ARTICLE VI
MISCELLANEOUS

6.1  Termination.  Subject to the early termination of any provision as a result of an amendment to this Agreement agreed to by the Company and the Principal Investors as provided under Section 6.8:

(a)     the provisions of Section 2.4 shall terminate when either the CD&R Investors shall cease to collectively beneficially own at least 5% of the outstanding shares of Common Stock or the StepStone Investors shall cease to collectively beneficially own at least 5% of the outstanding shares of Common Stock;

(b)     this Agreement shall terminate on the earlier to occur of (i) such time as neither CD&R Fund VII nor StepStone is entitled to designate a nominee for nomination by the Board pursuant to Section 2.1 and (ii) upon the delivery of a written notice by all of the Principal Investors to the Company requesting that this Agreement terminate.

Nothing in this Agreement shall relieve any party from any liability for the breach of any obligations set forth in this Agreement.

6.2  Publicity.  No Stockholder (other than CD&R Fund VII) may issue any press release or otherwise make any public announcement or comment on the Spin-Off, the IPO or the Company or any of its Subsidiaries, without the prior consent of CD&R Fund VII; provided that nothing herein shall prevent any party hereto from making such announcement or comment (a) upon the order of any court or administrative agency, (b) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (c) to the extent compelled by legal process or required or requested pursuant to subpoena, interrogatories or other discovery requests (any of the foregoing, a “Legal Process”); provided further that such party shall notify the other parties hereto, to the extent legally permissible, of the proposed disclosure as far in advance of such disclosure as reasonably practicable.

6.3  Confidentiality.  Each party hereto agrees to, and shall cause its Representatives to, keep confidential and not divulge any Information, and to use, and cause its Representatives to use, such Information only in connection with (x) any action permitted to be taken by a Stockholder hereunder with respect to the Equity Securities held by such Stockholder or (y) following the consummation of the Spin-Off, the operation of the Company and its Subsidiaries; provided that nothing herein shall prevent any party hereto from disclosing such Information (a) pursuant to a Legal Process, (b) to the extent necessary in connection with the exercise of any remedy hereunder, (c) to other Stockholders, (d) (i) to such party’s Representatives that in the reasonable judgment of such party need to know such Information or (ii) to such party’s direct equity holders

(including limited partners); provided such Persons are directed to keep, and are subject to an obligation to keep, such information confidential or (e) to any potential Transferee in connection with a proposed Transfer of Equity Securities from such Stockholder as long as such potential Transferee agrees to be bound by the provisions of this Section 6.3 as if a Stockholder; provided further that, in the case of clause (a), such party shall notify the other parties hereto of the proposed disclosure as far in advance of such disclosure as practicable and use reasonable efforts to ensure that any Information so disclosed is accorded confidential treatment, when and if available, and provided further, such party shall be responsible for any failure of its Representatives or direct equity holders to keep such information confidential in accordance with this Section 6.3.

6.4  Compliance. [Reserved].

6.5  Restrictions on Other Agreements; Conflicts.

(a)     Following the date hereof, no Stockholder shall enter into or agree to be bound by any stockholder agreements or arrangements of any kind with any Person with respect to any Equity Securities except the Registration Rights Agreement or as otherwise expressly permitted hereunder.  A member of a Principal Investor Group may enter into any stockholder agreement or arrangements with another member of its Principal Investor Group.

(b)     The provisions of this Agreement shall be controlling if any such provisions or the operation thereof conflict with the provisions of the Company’s by-laws.  Each of the parties covenants and agrees to vote their Voting Securities and to take any other action reasonably requested by the Company or any Principal Investor to amend the Company’s by-laws or certificate of incorporation so as to avoid any conflict with the provisions hereof.

6.6  Further Assurances.  Each party hereto shall do and perform or cause to be done and performed all such further acts and things, and shall execute and deliver all such further agreements, certificates, instruments and documents, as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

6.7  No Recourse.  Notwithstanding anything to the contrary in this Agreement, the Company and each Stockholder agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement, shall be had against any current or future director, officer, employee, general or limited partner or member of any Stockholder or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other Applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Stockholder or any current or future member of any Stockholder or any current or future director, officer, employee, partner or member of any Stockholder or of any Affiliate or assignee thereof, as such for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

6.8  Amendment; Waivers, etc.  This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if any such amendment, action or omission to act, has been approved by the Principal Investors collectively beneficially owning in excess of 80% of the then-outstanding Voting Securities of the Principal Investors; provided that no Stockholder shall be subject to any additional obligation hereunder resulting from any such amendment that the Stockholder did not approve and no right hereunder of a Stockholder specific to such Stockholder or its Principal Investor Group (i.e., not applicable to Stockholders not in such Stockholder’s Principal Investor Group) may be adversely affected by such amendment without the prior consent of such Stockholder.  The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.  Any Stockholder may waive (in writing) the benefit of any provision of this Agreement with respect to itself for any purpose.  Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Stockholder granting such waiver in any other respect or at any other time.

6.9  Assignment.  Neither this Agreement nor any right or obligation arising under this Agreement may be assigned by any party without the written consent of CD&R Fund VII.  The rights of CD&R Fund VII and StepStone under Section 2.1 cannot be assigned.

6.10        Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

6.11        No Third Party Beneficiaries.  Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and each such party’s respective heirs, successors and permitted assigns.

6.12        Notices.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by reputable overnight courier or (d) sent by fax (provided a confirmation copy is sent by one of the other methods set forth above), as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

If to the Company, to it at:

ServiceMaster Global Holdings, Inc.

860 Ridge Lake Boulevard

Memphis, TN  38120
Attention:  General Counsel

Facsimile:  (901) 597-8821

with a copy to (which shall not constitute notice) each of the Principal Investors and their counsel at the addresses listed below:

If to any CD&R Investor, to it at:

c/o M&C Corporate Services Limited
P.O. Box 309
Ugland House
South Church Street
George Town, Grand Cayman KY1-1104
Cayman Islands, British West Indies
Facsimile: (345) 949-8080

with a copy to (which shall not constitute notice):

Clayton, Dubilier & Rice, LLC
375 Park Avenue
18th Floor
New York, New York  10152
Attention:  David H. Wasserman
Facsimile:  (212) 893-7061

with a copy to (which shall not constitute notice):

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York  10022
Attention:  Peter J. Loughran, Esq.
Facsimile:  (212) 909-6836

If to any StepStone Investor, to it at:

c/o StepStone Group LP
4350 LaJolla Village Drive, Suite 800
San Diego, CA  92122
Attention:  Chief Financial Officer

Facsimile:  (858) 558-9701
Email: reporting@stepstoneglobal.com

If to any other Stockholder, to its address set forth on the signature page of such Stockholder to this Agreement with a copy (which shall not constitute notice) to any party so indicated thereon.  All such notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, (ii) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service or (iii) on the third Business Day following the date of mailing if delivered by domestic registered or certified mail, properly addressed, or on the fifth Business Day following the date of mailing if sent by airmail from a country outside of North America, to the party at the address shown on the signature page of this Agreement, to the Companies at the addresses shown on the signature page of this Agreement, or in either case as subsequently modified by written notice.

6.13        Severability.  Any term or provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Agreement or affecting the validity, illegality or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

6.14        Headings.  The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

6.15        Entire Agreement.  This Agreement, the Stockholder Subscription Agreements, the Registration Rights Agreement and the Indemnification Agreements, constitute the entire agreement and supersede the Original Agreement, the Amended and Restated Agreement and all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

6.16        Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles or rules of conflicts of law to the extent such principles or rules are not mandatorily applicable by statute and would require the application of the laws of another jurisdiction).

6.17        Consent to Jurisdiction.  Each party irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and agrees not to commence any such suit, action or other proceeding except in such courts).  Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth or referred to in Section 6.12 shall be effective service of process for any such suit, action or other proceeding.  Each party irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or other proceeding in (i) the Supreme Court of the State of New York, New York County, and (ii) the United States District Court for the Southern District of New York, that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

6.18        Waiver of Jury Trial.  Each party hereby waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.  Each party (a) certifies and acknowledges that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, and (b) acknowledges that it understands and has considered the implications of this wavier and makes this waiver voluntarily, and that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 6.18.

6.19        Enforcement.  Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.  In the event that the Company or one or more Principal Investors shall file suit to enforce the covenants contained in this Agreement (or obtain any other remedy in respect of any breach thereof), the prevailing party in the suit shall be entitled to recover, in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting the suit, including reasonable attorney’s fees and expenses.

6.20        Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts (including via facsimile or other electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

SERVICEMASTER GLOBAL HOLDINGS, INC.

By:	/s/ James T. Lucke
Name: James T. Lucke
Title: Senior Vice President, General Counsel and Secretary

CLAYTON, DUBILIER & RICE FUND VII, L.P.
By: CD&R Associates VII, Ltd., its general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer and Assistant Secretary

CLAYTON, DUBILIER & RICE FUND VII (CO-INVESTMENT), L.P.
By: CD&R Associates VII (Co-Investment), Ltd., its general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer and Assistant Secretary

CDR SVM CO-INVESTOR L.P.
By: CDR SVM Co-Investor GP Limited, its general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Director

CDR SVM CO-INVESTOR NO. 2 L.P.
By: CDR SVM Co-Investor No. 2 GP Limited, its general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Director

CD&R PARALLEL FUND VII, L.P.

By: CD&R Parallel Fund Associates VII, Ltd., its general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer and Assistant Secretary

JPMORGAN CHASE FUNDING INC.

By:	/s/ Olof Bergqvist
Name: Olof Bergqvist
Title: Managing Director

Notice Address:
JPMorgan Chase Funding Inc.

270 Park Avenue

New York, New York 10017

Attention:  Chris Linneman

Facsimile:  (212) 270-1063

RIDGEMONT PARTNERS SECONDARY FUND I, L.P.

By:	Ridgemont Secondary Management I, L.P., its general partner

By:	Ridgemont Secondary I, LLC, its general partner

By:	/s/ Edward A. Balogh, Jr.
Name: Edward A. Balogh, Jr.
Title: COO

Notice Address:
Ridgemont Partners Secondary Fund I, L.P.

c/o Ridgemont Partners Management, LLC

150 North College Street, Suite 2500

Charlotte, NC 28202

Attention:  Edward Balogh

Facsimile:  (704) 944-0973

Email: ebalogh@ridgemontep.com

with a copy to (which shall not constitute notice): Kirkland & Ellis LLP 300 North LaSalle Chicago, IL 60654 Attention: Margaret A. Gibson Facsimile: (312) 862-2200

STEPSTONE CO-INVESTMENT (SERVICEMASTER) LLC

By: StepStone Co-Investment Funds GP, LLC, its managing member

By:	/s/ Jason Ment
Name: Jason Ment
Title: Partner and General Counsel

2007 CO-INVESTMENT PORTFOLIO L.P.

By: StepStone Co-Investment Funds GP, LLC, its general partner

By:	/s/ Jason Ment
Name: Jason Ment
Title: Partner and General Counsel

STEPSTONE CAPITAL PARTNERS II ONSHORE, L.P.

By: StepStone Co-Investment Funds GP, LLC, its general partner

By:	/s/ Jason Ment
Name: Jason Ment
Title: Partner and General Counsel

STEPSTONE CAPITAL PARTNERS II CAYMAN HOLDING, L.P.

By: StepStone Co-Investment Funds GP, LLC, its general partner

By:	/s/ Jason Ment
Name: Jason Ment
Title: Partner and General Counsel

CITIGROUP CAPITAL PARTNERS II EMPLOYEE MASTER FUND, L.P.

By: Citigroup Private Equity LP, its general partner

By:	/s/ Geoff Collette
Name: Geoff Collette
Title: Authorized Signatory

Notice Address:
Citi Private Equity

Citi Employee Private Equity Management

153 East 53rd Street, 20th Floor

New York, NY 10022

Attention: Matthew Coeny

Attention: Geoffrey Collette

Facsimile: (646) 291-5725

CHARLOTTE INVESTOR IV, L.P.

By: HV CHARLOTTE US GP LLC, its General Partner

By: HARBOURVEST PARTNERS, LLC, its Manager

By:	/s/ John M. Toomey, Jr.
Name: John M. Toomey, Jr.
Title: Managing Director

Notice Address: Charlotte Investor IV, L.P. c/o HarbourVest Partners, LLC One Financial Center Boston, Massachusetts 02111 Attention: John M. Toomey, Jr. Facsimile: (617) 350-0305	with a copy to (which shall not constitute notice): Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 Attention: David J. Schwartz, Esq. Facsimile: (212) 909-6836